UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

Florida	000-21138	59-2479377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Office) (Zip Code)

(954) 556-4020
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Effective June 20, 2005, Ener1, Inc. appointed A. Ernest Toth Jr., age 46, to serve as its Chief Financial Officer. Mr. Toth will be responsible for management of all finance and accounting matters for the Company, including SEC reporting.

        Mr. Toth has over 25 years of diversified financial and accounting experience. Most recently, from February 2004 through June 2005 he served as Vice President and Chief Financial Officer for Pharmaceutical Formulations, Inc., a publicly traded manufacturer of over-the-counter pharmaceuticals. Prior to his tenure at Pharmaceutical Formulations, from 2001 through 2003 Mr. Toth served as Vice President and Chief Financial Officer for World Power Technologies, a leading provider of power monitoring and data acquisition instruments. From 2000 through 2001 Mr. Toth served as Senior Vice President and Chief Financial Officer for Athlete.com, Inc., a youth sports network. Mr. Toth has also spent 15 years with MacAndrews & Forbes Holdings Inc., a holding company with interests that included Revlon, Marvel Entertainment, The Coleman Company, Sunbeam, Technicolor, Panavision and New World Entertainment. Mr. Toth has a bachelor’s degree in accounting from Shippensburg University of Pennsylvania and an MBA in Corporate Finance from Pace University, New York. He is a Certified Public Accountant.

        Mr. Toth will receive a base salary of $225,000 per year. In addition, he is eligible to earn an annual bonus of up to 50% of his annual salary, as determined by the board of directors of the Company. Mr. Toth will also receive 250,000 options to purchase shares of the Company’s common stock, 25% of which options will vest on each of the first four anniversaries of the option grant. The exercise price of each option will be equal to the fair market value of the Company’s common stock on the date of the grant. The options are subject to the terms and conditions of the Ener1, Inc. 2002 Stock Participation Plan. Mr. Toth will also be eligible for severance pay equal to six months’ of his base salary, if the Company terminates his employment without cause. Mr. Toth will be entitled to receive all existing benefits normally provided to the Company’s executive officers.

        Prior to Mr. Toth’s appointment as the Company’s chief financial officer, he had no relationships with the Company. Mr. Toth replaces James Calarco, who served as the Company’s chief financial officer on an interim basis since May 2005. Mr. Calarco continues to serve as the Company’s controller.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

         99.1 Press release dated June 21, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 22, 2005	ENER1, INC. BY: /s/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer